Amendment to Amended and Restated Employment Agreement

This Amendment to Amended and Restated Employment Agreement (the “Amendment”) is agreed to as of June 9, 2021 (“Effective Date”), by and among CleanSpark, Inc., a Nevada corporation (“CleanSpark”), and Amer Tadayon (“Employee”).

WHEREAS, CleanSpark and Employee are parties to the Amended and Restated Employment Agreement effective October 26, 2020 (the “Agreement”), and

WHEREAS, the Parties are entering into this Amendment alter certain terms of the Agreement as provided herein.

NOW THEREFORE, the Parties agree as follows.

1.	All capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

2.	Section 4(a) to the Agreement is deleted in its entirety and hereby replaced with the following:

During the Employment Term, the Employee shall serve as the Chief Revenue Officer and President of the Energy Division. The Employee shall serve and perform the duties outlined in Exhibit 1 and other executive, managerial or administrative duties, functions or responsibilities as are from time to time delegated to the Employee by the Company or the Board.

3.	Section 5(a) to the Agreement is hereby amended to provide an annual base salary of not less than $350,000.00.

4.	Section 5(c) to the Agreement is hereby amended to provide a bonus percentage of not less than 70% of Base Salary.

5.	Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CleanSpark, Inc.

By: /s/ Zach Bradford

Name: Zach Bradford

Title: President and CEO

Employee

/s/ Amer Tadayon
Amer Tadayon

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